Exhibit 4.177

Dated 28 March 2014

AMATHUS OWNING COMPANY LIMITED
SYMI OWNERS ING and
KALYMNOS OWNERS INC.
 as joint and several Borrowers

and

DRYSHIPS INC.
 as Guarantor

and

HSH NORDBANKAG
as Agent, Mandated Lead Arranger,
 Swap Bank and Security Trustee

FIRST SUPPLEMENTAL AGREEMENT

relating to a loan facility of
 (originally) up to US$87,653,740

Watson, Farley & Williams

Index

Clause Page

1	Interpretation	2
2	Agreement of the Lender	3
3	Conditions Precedent	3
4	Representations and Warranties	4
5	Amendments to Loan Agreement and other Finance Documents	4
6	Further Assurances	7
7	Fees and Expenses	7
8	Communications	8
9	Supplemental	8
10	Law and Jurisdiction	9

Execution Page	9

THIS FIRST SUPPLEMENTAL AGREEMENT is made 28 March 2014

BETWEEN

(1)	AMATHUS OWNING COMPANY LIMITED ("Amathus"), SYMI OWNERS INC. ("Symi") and KALYMNOS OWNERS INC. ("Kalymnos") each incorporated in the Marshall (stands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake islands, Majuro, The Marshal Islands, MH96960 as joint and several Borrowers;

(2)	DRYSHIPS INC. as Guarantor;

(3)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Agent;

(4)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Mandated Lead Arranger;

(5)	HSH NORDBANK AG acting through Its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee; and

(6)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Germany, as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 19 March 2012 and made between (i) the Borrowers as joint and several borrowers, (ii) the banks and financial institutions listed as lenders therein (the "Lenders") and (iii) HSH Nordbank AG as Agent, Mandated Lead Arranger, Security Trustee and Swap Bank, (the "Loan Agreement"), the Lenders have made available to the Borrowers a loan facility in an amount of (originally) up to US$87,653,740, of which an amount of US$26,979,745.29 is outstanding by way of principal on the date hereof.

(B)	By a master agreement (on the 1992 ISDA Master Agreement (Multicurrency-Crossborder) form and including the Schedule thereto) (the "Master Agreement") dated 19 March 2012 and made between (i) the Borrowers and (ii) the Swap Bank, the Swap Bank agreed to enter into Designated Transactions (as defined in the Loan Agreement) with the Borrowers from time to time to (inter alia) hedge the Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)	By a guarantee dated 19 March 2012 and made between the Guarantor and the Security Trustee, the Guarantor guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Agreement (the "Guarantee").

(D)	The Borrowers and the Guarantor have made a request to the Agent that the Creditor Parties give their consent to:

(i)	the release of Symi and Kalymnos from all their obligations and liabilities under the Loan Agreement and the other Finance Documents to which they are a party (the "Release");

(ii)	relax the financial covenants set out in paragraphs (a), (b) and (d) of clause 123 of the Guarantee (the "Guarantee Amendments") during the period commencing of the date of this Agreement and ending on 31 December 2014; and

(iii)	the consequential amendments and/or variations of certain other provisions of the Loan Agreement, the Guarantee and the other Finance .Documents in connection with those matters (the "Consequential Amendment").

(E)	The Creditor Parties' consent to the Borrowers' requests referred to in Recital (D) above is subject to, inter alia:

(i)	the payment of the amendment fee set out in Clause 7 of this Agreement;

(ii)	the consequential amendments of the Loan Agreement, the Guarantee and the other Finance Documents pursuant to the terms of this Agreement; and

(iii)	all other terms and conditions contained therein.

(F)	This Supplemental Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement and the Guarantee.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Supplemental Agreement unless the context otherwise requires.

1.2	Definitions

In this Supplemental Agreement, unless the contrary intention appears:

"Continuing Finance Documents" means each document defined in the Loan Agreement as a Finance Document other than the Kalymnos Finance Documents and the Symi Finance Documents;

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;

"Guarantee" means the guarantee dated 19. March 2012 (as amended and supplemented from time to time) referred to In Recital (C);

"Loan Agreement" means the loan agreement dated 19 March 2012 (as amended and supplemented from time to time) referred to in Recital (A);

"Kalymnos Finance Documents" means each document defined in the Loan Agreement as a Finance Document creating a Security Interest by Kalymnos in favour of the Security Trustee, or as the case may be, the Lenders; and "Symi Finance Documents" means each document defined in the Loan Agreement as a Finance Document creating a Security Interest by Symi in favour of the Security Trustee, or as the case may be, the Lenders.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Supplemental Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Creditor Parties

Each Creditor Party agrees, subject to and upon the terms and conditions of this Supplemental Agreement, to:

(a)	the Release;

(b)	the Guarantee Amendments;

(c)	the Consequential Amendments; and

(d)	the other amendments to the Loan Agreement, the Guarantee and the other Finance Documents which have been set out in Clause 5,

2.2	Release and reassignment. With effect on and from (and subject to the occurrence of) the Effective Date, the Creditor Parties release:

(a)	all Security Interests created in their favour by Symi and Kalymnos under the Symi Finance Documents and the Kalymnos Finance Documents, respectively;

(b)	all the obligations of Symi and Kalymnos under the Loan Agreement, the Master Agreement and the Agency and Trust Agreement including but not limited to any covenants and undertakings relating to any asset subject to any Security Interest which is being released pursuant to this Supplemental Agreement; and

(c)	re-assign to and release each of Symi and Kalymnos all its rights, title and Interest in and to all the property assigned to the Security Trustee under the Finance Documents to which each is a party.

2.3	Confirmation, Undertaking and Agreement. Without prejudice to the generality of Clause 2.2, Amathus confirms that:

(a)	all of its respective obligations under or pursuant to each of the Finance Documents to which it Is a party remain in full force and effect, despite the release of Symi, Kalymnos, the Symi Finance Documents and the Kalymnos Finance Documents, as If all references in the Loan Agreement and in any of the Finance Documents to the Borrowers were references to Amathus only; and

(b)	It shall assume all obligations and liabilities of Symi and Kalymnos under the Loan Agreement and the other Finance Documents.

2.4	Effective Date

The agreement of the Creditor Parties contained In Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General

The agreement of the Creditor Parties contained in Clause 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 2, 3 and 4 of Schedule 3, Part A to the Loan Agreement in relation to each Borrower and the Guarantor in connection with its respective execution of this Supplemental Agreement, updated with appropriate modifications to refer to this Supplemental Agreement;

(b)	an original of this Supplemental Agreement duly executed by the parties to it and duly acknowledged by the Approved Manager and any other Security Party confirming their agreement to the terms and conditions of the same;

(c)	such legal opinions as the Agent may require in respect of the matters contained in this Supplemental Agreement;

(d)	evidence that the agent referred to in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Supplemental Agreement; and

(e)	receipt of the non-refundable amendment fee referred to in Clause 7.1 of this Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

Each Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Supplemental Agreement.

4.2	Repetition of Guarantee representations and warranties

The Guarantor represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Guarantee remain true and not misleading if repeated on the date of this Supplemental Agreement (other than the representation set out In clause 10.3 of the Guarantee).

5	AMENDMENTS TO LOAN AGREEMENT, THE GUARANTEE AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding the following new definition in clause 1.1. thereof:

"Effective Date" means the effective date of the First Supplemental Agreement;

"First Supplemental Agreement" means the first supplemental agreement to this Agreement, dated February 2014 and entered into between (I) the Borrowers, (ií) the Guarantor, (iii) the Lenders, (iv) the Agent, (v) the Mandated Lead Arranger, (vi) the Security Trustee and (vii) the Swap Bank setting out the terms and conditions pursuant to which this Agreement is amended and/or supplemented;

"Ship" means the 2012-built Panamax bulk carrier of 76,000 metric tons deadweight constructed by Hudong and currently registered in the name of the Borrower under the Maltese Flag with the name "RARAKA"; and

"Waiver Period" means the period commencing on the Effective Date (inclusive) and ending on 31 December 2014 (Inclusive);

(b)	by deleting the definitions in clause 1.1 thereof of "Borrower B", "Borrower C", "Ship A", "Ship B" and "Ship C" in their entirety and all relevant references throughout the Loan Agreement;

(c)	by replacing the definition of "Tranche" in clause 1.1 thereof with the following new definition:

""Tranche" means an amount of up to the lesser of (i) $20,941,000 and (ii) 62 per cent, of the Initial Market Value of the Ship";

(d)	by construing all references throughout the Loan Agreement to the "Borrowers" as if the same referred to the "Borrower";

(e)	by construing all references throughout the Loan Agreement to the "Ships" as if the same referred to the "Ship";

(f)	by -construing all references throughout the Loan Agreement to "Ship A" as if the same referred to the "Ship"; and

(g)	by deleting clause 29 thereof in its entirety and replacing it with the following new clause:

"CLAUSE 29

INTENTIONALLY OMMITTED";

(h)	by construing an references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended"; and

(i)	by construing references to each of the Finance Documents as being references to each such document as it Is from time to time supplemented and/or amended.

5.2	Specific Amendments to the Guarantee

With effect on and from the Effective Date the Guarantee shall be amended as follows:

(a)	by adding the following definition in clause 1.1 of the Guarantee:

"Waiver Period" means the period commencing on the Effective Date (inclusive) and ending on 31 December 2014 (inclusive);

(b)	by deleting clause 103 of the Guarantee-in its entirety and replacing it with the following new clause:

"10.3 Share capital The Guarantor has an authorised share capital divided into 1,000,000,000 registered shares and 500,000,000 preferred registered shares with par value of $0.01 each, 450,781,713 registered shares and 3,500,000 warrants have been issued and are outstanding.";

(c)	by deleting paragraphs (a) (b) and (d) of clause 12.3 of the Guarantee in their entirety and replacing them with the following new clauses;

"(a)	the Market Adjusted Equity Ratio shall not be less than:

(i)	during the Waiver Period, 0.25:1; and

(ii)	at all other times, 0.4:1;

(b)	the Interest Coverage Ratio shall not be less than:

(i)	during the Waiver Period, 1.50:1; and

(ii)	at all other times, 3:1; and

(d)	there is available to the Guarantor and all other members of the Group an aggregate amount of not less than:

(i)	during the Waiver Period, $60,000,000; and

(ii)	at all other times, $100,000,000,

in immediately freely available and unencumbered bank or cash balances;"; and

(d)	by construing references throughout to "this Guarantee", "hereunder" and other like expressions as if the same referred to the Loan Agreement is amended and supplemented by this First Supplemental Agreement.

5.3	Amendments to the Continuing Finance Documents.

(a)	With effect on and from the Effective Date each of the Continuing Finance Documents (other than the Loan Agreement and the Guarantee) shall be, and shall be deemed by this Agreement to have been, amended as follows:

(b)	the definition of, and references throughout each of the Continuing Finance Documents to, the Loan Agreement and any of the other Continuing Finance Documents shall be construed as if the same referred to the Loan Agreement and the Continuing Finance Documents as amended and supplemented by this Supplemental Agreement;

(c)	the definition of, and references throughout each of the Continuing Finance Document to "the Borrower" as If the same referred to Amathus only;

(d)	by constructing references throughout each of the Continuing Finance Documents to the "Guarantee" as references to the Guarantee as if the same has been amended and supplemented pursuant to this Supplemental Agreement"; and

(e)	by construing references throughout each of the Continuing Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Continuing Finance Documents as amended and supplemented by this Supplemental Agreement.

5.4	Continuing Finance Documents to remain in full force and effect

The Continuing Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Continuing Finance Documents contained or referred to in Clauses 5.1, 5.2 and 5.3; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Supplemental Agreement.

6	FURTHER ASSURANCES

6.1	Borrowers' and each Security Party's obligation to execute further documents etc.

Each Borrower and each other Security Party shah:

(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney; proxy or other document, governed by the law of England or such other country as the Agent may, In any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the ban Agreement or any other Finance Document, each as amended and supplemented by this Supplemental Agreement, and

(b)	implementing the terms and provisions of this Supplemental Agreement,

6.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Borrowers or any other Security Party under Clause 5.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its Interests.

6.4	Obligation to comply with notice

The Borrowers or any other Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fees

On the date of this Supplemental Agreement, the Borrowers shall pay to the Agent a nonrefundable amendment fee of $4,000.

7.2	Expenses

The provisions of clause 20 (fees and expenses) of the Wan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This Supplemental Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Supplemental Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the loan Agreement provisions

The provisions of clause 31 (law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly Incorporated in this Supplemental Agreement with any necessary modifications.

THIS SUPPLEMENTAL AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Supplemental Agreement.

EXECUTION PAGE

THE BORROWERS

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
AMATHUS OWNING COMPANY LIMITED	)
such execution being witnessed by	)

Signature of witness		/s/ Daphne K. Plassmann
DAPHNE K. PLASSMANN
Attorney-at-law 52 Ag. Konstantinou Street - 15124 Marousi Athens, Greece Tel.: +30210 6140810 Fax: +30210 6140267

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
SYMI OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Daphne K. Plassmann
DAPHNE K. PLASSMANN
Attorney-at-law 52 Ag. Konstantinou Street - 15124 Marousi Athens, Greece Tel.: +30210 6140810 Fax: +30210 6140267

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
KALYMNOS OWNERS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Daphne K. Plassmann
DAPHNE K. PLASSMANN
Attorney-at-law 52 Ag. Konstantinou Street - 15124 Marousi Athens, Greece Tel.: +30210 6140810 Fax: +30210 6140267

THE GUARANTOR

SIGNED by DIMITRIOS GLYNOS	)
for and on behalf of	)	/s/ Dimitrios Glynos
DRYSHIPS INC.	)
such execution being witnessed by	)

Signature of witness		/s/ Daphne K. Plassmann
DAPHNE K. PLASSMANN
Attorney-at-law 52 Ag. Konstantinou Street - 15124 Marousi Athens, Greece Tel.: +30210 6140810 Fax: +30210 6140267

THE LENDER

SIGNED by Vassiliki Georgopoulos	)
for and on behalf of	)	/s/ Vassiliki Georgopoulos
HSH NORDBANK AG	)
such execution being witnessed by	)

Signature of witness		/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS, GREECE

THE SWAP BANK

SIGNED by Vassiliki Georgopoulos	)
for and on behalf of	)	/s/ Vassiliki Georgopoulos
HSH NORDBANK AG	)
such execution being witnessed by	)

Signature of witness		/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS, GREECE

THE AGENT

SIGNED by Vassiliki Georgopoulos	)
for and on behalf of	)	/s/ Vassiliki Georgopoulos
HSH NORDBANK AG	)
such execution being witnessed by	)

Signature of witness		/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS, GREECE

THE SECURITY TRUSTEE

SIGNED by Vassiliki Georgopoulos	)
for and on behalf of	)	/s/ Vassiliki Georgopoulos
HSH NORDBANK AG	)
such execution being witnessed by	)

Signature of witness		/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS, GREECE

THE MANDATED LEAD ARRANGER

SIGNED by Vassiliki Georgopoulos	)
for and on behalf of	)	/s/ Vassiliki Georgopoulos
HSH NORDBANK AG	)
such execution being witnessed by	)

Signature of witness		/s/ Pat Skala
PAT SKALA
WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS, GREECE

COUNTERSIGNED this 28th day of February 2014 by the Approved Manager which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above First Supplemental Agreement, that It agrees in all respects to the same and that the Finance Documents to which It is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the Master Agreement.

/s/ Dr. Adriano Cefai

DR. ADRIANO CEFAI 5/1 MERCHANTS STREET VALETTA VLT 1171 MALTA.

President for and on behalf of TMS BULKERS LTD.